As filed with the Securities and Exchange Commission on July 21, 2022

Registration Nos. 333-204349

333-213139

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204349

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-213139

UNDER

THE SECURITIES ACT OF 1933

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MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

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Delaware	86-2708886
(State or other jurisdiction of incorporation or organization)	(I.RS. Employer Identification No.)

650 Fifth Avenue
New York, New York 10019
(212) 521-5097

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Macquarie Infrastructure Company LLC 2014 Independent Directors Equity Plan

Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan

(Full title of the plan)

Richard Klapow

President

Macquarie Infrastructure Holdings, LLC

650 Fifth Avenue

New York, New York 10019

(Name and address of agent for service)

(212) 231-1000

(Telephone number, including area code, of agent for service)

_______________________________________

Please send copies of all communications to:

Michelle Rutta, Esq.

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

(212) 819-8200

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment (the “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-204349, relating to the Macquarie Infrastructure Company, LLC 2014 Independent Directors Equity Plan; and

•	Registration Statement No. 333-213139, relating to the Macquarie Infrastructure Corporation 2016 Omnibus Employee Incentive Plan.

Pursuant to that certain Agreement and Plan of Merger, dated as of June 14, 2021, by and among Macquarie Infrastructure Holdings, LLC, a Delaware limited liability company (the “Company”), AMF Hawaii Holdings, LLC, a Delaware limited liability company (“Parent”), AMF Hawaii Merger Sub, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Parent (“Merger Sub”), and Macquarie Infrastructure Corporation, a Delaware corporation, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). The Merger became effective on July 21, 2022.

In connection with the closing of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements and hereby terminates the effectiveness of the Registration Statements. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of July 2022.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

By:	/s/ Richard Klapow
Name:	Richard Klapow
Title:	President

No other person is required to sign this Amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.